UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

current report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2016

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

North Carolina	001-35302	45-2460660
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07      SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

At the Annual Meeting on May 19, 2016, a total of 6,067,047 shares of common stock, or 93.69% of eligible voting shares, were present at the Annual Meeting, in person or by proxy. The following proposals were voted on by the Company’s shareholders:

Proposal 1

To elect four persons to serve as members of the Board of Directors for a three year term or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Ronald D. Beale	2,703,290	900,544	0	2,463,213
R. Matt Dunbar	2,750,509	847,181	6,144	2,463,213
Stan M. Jeffress	2,687,816	915,143	875	2,463,213
Roger D. Plemens	2,770,238	823,103	10,493	2,463,213

Accordingly, all of the above-named nominees were duly elected.

Proposal 2

To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain
5,950,291	116,656	100

Accordingly, this proposal was approved.

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ITEM 7.01      REGULATION FD DISCLOSURE

The Company hereby furnishes its slide presentation, as presented at the Annual Meeting on May 19, 2016. A copy of the slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Entegra Financial Corp. slide presentation, as presented at the Annual Meeting of Shareholders on May 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: May 19, 2016	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer

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